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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
IKANOS COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously by written preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IKANOS COMMUNICATIONS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2006
1:30 P.M. PACIFIC TIME

        We cordially invite you to attend the 2006 Annual Meeting of Stockholders of Ikanos Communications, Inc. The meeting will be held on Tuesday, June 13, 2006 at 1:30 p.m., Pacific Time, at 47669 Fremont Boulevard, Fremont, CA 94538. At the meeting we will:

  1.
  Elect two directors for a term of three years and until their successors are duly elected and qualified;

  2.
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006; and

  3.
  Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

        These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Friday, April 21, 2006 may attend and vote at the meeting. If you will not attend the meeting, we request that you vote your shares as promptly as possible. You may be eligible to vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy Card or voting instruction form. Stockholders whose shares are registered in their own names may vote by mailing in a Proxy Card or attending the meeting in person. If you hold our shares with a broker or bank, you may be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your shares of common stock are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details. Any stockholder attending the meeting may vote in person, even though he, she or it has already returned a Proxy Card.

Sincerely,
/s/ RAJESH VASHIST
Rajesh Vashist Chairman of the Board and Chief Executive Officer
San Jose, California May 1, 2006

2006 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

IKANOS COMMUNICATIONS, INC.

PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        Our board of directors is soliciting Proxies for the 2006 annual meeting of stockholders to be held at 47669 Fremont Boulevard, Fremont, CA 94538 on Tuesday, June 13, 2006, at 1:30 p.m., Pacific Time. The address of our principal executive office is 47669 Fremont Boulevard, Fremont, CA 94538 and our telephone number at this address is 510-979-0400. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

        Proxy materials, which include the Proxy Statement, Proxy, letter to stockholders and Form 10-K for the fiscal year ended December 31, 2005, were first mailed to stockholders entitled to vote on or about May 8, 2006.

Costs of Solicitation

        We will pay the costs of soliciting Proxies from stockholders. We are required to request brokers and nominees who hold our common stock in their name to furnish our Proxy materials to beneficial owners of such common stock. We may reimburse such firms and nominees for their reasonable expenses in forwarding the Proxy materials to these beneficial owners. Certain of our directors, officers and employees may solicit Proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

        Only stockholders of record at the close of business on April 21, 2006, are entitled to attend and vote at the annual meeting. On the record date, 26,993,723 shares of our common stock were outstanding and held of record. The closing price of our common stock on the Nasdaq National Market on the record date was $19.45 per share.

QUESTIONS AND ANSWERS

        Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:
Why am I receiving these materials?

A:
Our board of directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on Tuesday, June 13, 2006, at 1:30 p.m., Pacific Time. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:
What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers,

  and certain other required information. Our 2005 Annual Report and audited financial statements, Proxy Card and a return envelope are also enclosed.

Q:
What proposals will be voted on at the annual meeting?

A:
There are two proposals scheduled to be voted on at the meeting:

—
Election of the two nominees for director set forth in this Proxy Statement; and

—
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006.

Q:
What is Ikanos' voting recommendation?

A:
Our board of directors recommends that you vote your shares "FOR" each of the two nominees to our board of directors and "FOR" ratification of the appointment of our independent auditors.

Q:
Who can vote at the meeting?

A:
Our board of directors has set April 21, 2006 as the record date for the annual meeting. All stockholders who owned our common stock at the close of business on April 21, 2006, or the record date, may attend and vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. On April 21, 2006, 26,993,723 shares of our common stock were outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a Proxy Card for you to use.

  Beneficial Ownership

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request a legal proxy from your stockbroker in order to vote at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote via the Internet or by telephone as described below under "How can I vote my shares without attending the annual meeting?"

Q:
How many votes does Ikanos need to hold the annual meeting?

A:
A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Shares are counted as present at the meeting if you:

—
are present and vote in person at the meeting; or

—
have properly submitted a Proxy Card or voted by telephone or via the Internet.

Q:
How are votes counted?

A:
You may vote either "FOR" or "WITHHOLD" with respect to each nominee for our board of directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposal. If you abstain from voting on the other proposal, it has the same effect as a vote against. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" each director and "FOR" ratification of the appointment of our independent auditors. If you do not vote and you hold your shares in a brokerage account in your broker's name, also known as "street name" (see description of "Beneficial Ownership" above), your shares will not be counted in the tally of the number of shares cast "FOR," "AGAINST" or "ABSTAIN" on any proposal where your broker does not have discretionary authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, shares held in street name that are not voted, known as "broker non-votes," may be counted for the purpose of establishing a quorum for the annual meeting as described above under the caption "Beneficial Ownership." Voting results are tabulated and certified by American Stock Transfer & Trust Company.

Q:
What is the voting requirement to approve each of the proposals?

A:
With respect to Proposal One (the election of our directors), directors are elected by a plurality vote, and therefore the two individuals receiving the highest number of "FOR" votes will be elected. Votes of "WITHHOLD" and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Proposal Two (ratification of the appointment of our auditors) requires the affirmative "FOR" vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and entitled to vote.

Q:
How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed Proxy Card or proof of identification to the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
If you will not attend the meeting, we request that you vote your shares as promptly as possible. You may be eligible to vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy Card or voting instruction form. Stockholders whose shares are registered in their own names may only vote by mailing in a Proxy Card or attending the meeting in person. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, a voting instruction card will be provided by your stockbroker or nominee. If you hold our shares with a broker or bank, you may be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services.

        BY TELEPHONE OR THE INTERNET—If you have telephone or Internet access, you may submit your proxy by following the "Vote by Phone" or "Vote by Internet" instructions on the Proxy Card.

        BY MAIL—You may do this by signing your Proxy Card or, for shares held in street name, by following the voting instruction card provided by your stockbroker or nominee and mailing it in the enclosed, postage prepaid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:
How can I change my vote after I return my Proxy Card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:
Where can I find the voting results of the annual meeting?

A:
The preliminary voting results will be announced at the annual meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the annual meeting.

Q:
Who are the proxies and what do they do?

A:
The two persons named as proxies on the enclosed Proxy Card, Rajesh Vashist, our Chief Executive Officer, and Daniel K. Atler, our Chief Financial Officer, were designated by our board of directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the Proxy Card, it will be voted in accordance with the instructions you indicate on the Proxy Card. If you submit the Proxy Card, but do not indicate your voting instructions, your shares will be voted "FOR" Proposals One and Two.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please complete, sign, date and return each Proxy Card and voting instruction card that you receive.

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission, or SEC, called "householding." Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials at that address, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to Investor Relations, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538 or to ir@ikanos.com. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Q:
What happens if additional proposals are presented at the annual meeting?

A:
Other than the two proposals described in this Proxy Statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Rajesh Vashist, our Chief Executive Officer, and Daniel K. Atler, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Ikanos or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our board of directors. Occasionally, stockholders provide written comments on their Proxy Card, which are then forwarded to Ikanos's management.

Q:
Who will bear the cost of soliciting votes for the annual meeting?

A:
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may retain the services of a third party firm to aid in the solicitation of proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Our stockholders may submit proposals that they believe should be voted upon at our next year's annual meeting or nominate persons for election to our board of directors. Stockholders may also recommend candidates for election to our board of directors (See "Corporate Governance and Other Matters-Consideration of Stockholder Recommendations and Nominations"). Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2007 proxy statement and proxy. Any such stockholder proposals must be submitted in writing to the attention of Legal Department, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, no later than January 8, 2007, which is the date 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2007 proxy statement.

        Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2007 proxy statement pursuant to Rule 14a-8 may be submitted in writing to Legal Department, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, no later than February 7, 2007 for the 2007 annual meeting of stockholders, which is a date not less than 90 calendar days prior to the anniversary of the mailing date of this Proxy Statement; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. As described in our Bylaws, the stockholder notice must set forth the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in such stockholder's capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2007 annual meeting. In addition to the notice above, when seeking to include a nomination, the stockholder must also include: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

        The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting, or the Discretionary Vote Deadline. The Discretionary Vote Deadline for the 2007 annual meeting is March 24, 2007, the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2007 annual meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Independence

        Our board of directors is the ultimate decision-making body, except with respect to those matters reserved for the approval of stockholders. We have determined that all of our directors, other than Rajesh Vashist, are independent directors under the marketplace rules of the Nasdaq Stock Market. We have also determined that all directors serving as members of our audit committee, compensation committee and nominating and corporate governance committee are independent under the marketplace rules of the Nasdaq Stock Market and the rules of the SEC.

Consideration of Stockholder Recommendations and Nominations

        The nominating and corporate governance committee of our board of directors will consider both recommendations and nominations from stockholders for candidates to our board of directors. A stockholder who desires to recommend a candidate for election to our board of directors shall direct the recommendation in writing to the Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, and must include the candidate's name, home and business contact information, detailed biographical data and relevant qualifications, information regarding any relationships between the candidate and Ikanos and evidence of the nominating person's ownership of our stock and amount of stock holdings. For a stockholder recommendation to be considered by the nominating and corporate governance committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals. A recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

        If, instead, a stockholder desires to nominate a person directly for election to our board of directors, the stockholder must follow the rules set forth by the SEC (see "Deadline for Receipt of Stockholder Proposals" above) and meet the deadlines and other requirements set forth in our Bylaws, including; (1) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (2) as to the stockholder giving the notice: (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.

Identifying and Evaluating Nominees for Director

        The nominating and corporate governance committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to the board of directors:

  •
  The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.

  •
  In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating and corporate governance committee will consider the following:

  •
  The current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board.

  •
  Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

    •
    Other factors that the nominating and corporate governance committee may consider appropriate.

  •
  The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board:

  •
  The highest personal and professional ethics and integrity.

  •
  Proven achievement and competence in the nominee's field and the ability to exercise sound business judgment.

  •
  Skills that are complementary to those of the existing board.

  •
  The ability to assist and support management and make significant contributions to our success.

  •
  An understanding of the fiduciary responsibilities that is required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

  •
  If the nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board or management.

  •
  The nominating and corporate governance committee may propose to the board a candidate recommended or offered for nomination by a stockholder as a nominee for election to the board.

Stockholder Communication with our Board of Directors

        As a stockholder of Ikanos Communications, Inc., you may contact any of our directors by writing to them by certified mail to the board of directors, c/o Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538.

        Any stockholder communications directed to the board of directors (other than concerns regarding questionable accounting or auditing matters directed directly to the audit committee) will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

        Unless the communication is marked "confidential," the Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication, and forward a copy of the stockholder communication and draft response to the chairperson of the nominating and corporate governance committee. The summary and response will become part of the stockholder communications log maintained with respect to all stockholder communications.

        At least quarterly, or more frequently as may be appropriate, the nominating and corporate governance committee will forward copies of all such original stockholder communications along with the related memos and responses to the board of directors for review.

        Any stockholder communication marked "confidential" will be logged as "received" but will not be reviewed by the Corporate Secretary. Such confidential correspondence will be immediately forwarded to the chairperson of the nominating and corporate governance committee for appropriate action.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics applicable to all our employees. Our Code of Business Conduct and Ethics is available, without charge to you, upon written request made to us at Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538. Any waiver or amendment to our Code of Business Conduct and Ethics that applies to our Chief Executive Officer, President or Chief Financial Officer and other officers providing financial information, will be disclosed on our website at www.Ikanos.com or in a report on Form 8-K filed with the SEC.

Attendance by Board Members at the Annual Meeting of Stockholders

        It is the policy of our board of directors to strongly encourage board members to attend the annual meeting of stockholders. This is our first annual meeting since our intial public offering in September 2005.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

        Our board of directors currently consists of six members, who are Danial Faizullabhoy, Michael Goguen, Michael Gulett, Paul Hansen, Rajesh Vashist and G. Venkatesh. Our board of directors is divided into three classes, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Messrs. Goguen and Venkatesh are "Class I" directors whose term expires at our annual meeting of our stockholders in 2006. Messrs. Faizullabhoy and Gulett are "Class II" directors whose term expires at our annual meeting of our stockholders in 2007. Messrs. Vashist and Hansen are "Class III" directors whose term expires at our annual meeting of our stockholders in 2008. Our directors hold office until their successors have been elected or qualified or until the earlier of their death, resignation, disqualification or removal. There are no family relationships among any of our directors and executive officers. All of the directors, including the Class I nominees, are incumbent directors. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the two Class I nominees. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. Our board of directors recommends a vote "FOR" the election of each of the Class I nominees listed above.

Nominees and Directors

        The names of the members of our board of directors, including the Class I nominees, their ages as of March 31, 2006 and certain information about them, are set forth below.

Name	Age	Principal Occupation
Rajesh Vashist(1)	48	President, Chief Executive Officer and Director, Chairman of the Board
Danial Faizullabhoy(4)(5)	44	Director
Michael Goguen(2)(3)(4)	42	Director
Michael Gulett(1)(3)(4)(5)	53	Director
Paul G. Hansen(3)(5)	58	Director
G. Venkatesh(2)	48	Director

(1)
Member of the stock option committee.

(2)
Denotes nominee for election at the 2006 annual meeting of stockholders.

(3)
Member of the audit committee.

(4)
Member of the compensation committee.

(5)
Member of the nominating and corporate governance committee.

        Rajesh Vashist has served as our President, Chief Executive Officer, and one of our directors since August 1999 and as our Chairman of the Board since June 24, 2004. From January 1999 to August 1999, Mr. Vashist consulted as a Vice President of Business Development at RightWorks. From March 1991 to July 1998, Mr. Vashist worked at Adaptec, Inc. in various marketing and general management positions and served most recently as General Manager of the OEM Solutions Group.

Prior to Adaptec, Mr. Vashist held various marketing and management positions at Vitelic Semiconductor and Samsung Semiconductor. Mr. Vashist holds a B.S. engineering degree from Regional Engineering College, Rourkela (India) and an M.B.A. from Marquette University.

        Danial Faizullabhoy has served as one of our directors since July 2001. From July 1998 to July 2005, Mr. Faizullabhoy was a Managing Director with Walden International, a venture capital firm. From 1986 to 1998, he held various positions at Adaptec, including Applications Engineer, Product / Marketing Manager, and Vice President and General Manager of Target and Optical division. Prior to that, Mr. Faizullabhoy was a design engineer at Production Automation. He received a Bachelor's degree in electrical engineering from Norwich University and a M.B.A. degree from Santa Clara University.

        Michael L. Goguen has served as one of our Directors since May 1999. Mr. Goguen has held various positions at Sequoia Capital, a venture capital firm, since 1996 and has been a general partner since 1997. Prior to that, Mr. Goguen spent ten years in various engineering, research, and product management roles at DEC, SynOptics and Centillion, and was a Director of Engineering at Bay Networks (Nortel). Mr. Goguen was also a Technical Chairman of the ATM Forum. Mr. Goguen received a B.S. degree in Electrical Engineering from Cornell University and a M.S. degree in Electrical Engineering from Stanford University.

        Michael Gulett has served as one of our directors since August 2003. In March 2006, Mr. Gulett was appointed interim Chief Executive Officer of TZero Technologies, a semiconductor company. From December 2004 to August 2005, Mr. Gulett served as the interim Chief Executive Officer of Siliquent Technologies, Inc., a semiconductor company, which was acquired by Broadcom Corporation in August 2005. From December 2001 to December 2003, he was President and Chief Executive Officer of ARC International plc, a technology licensing and embedded software company. From November 1998 to January 2001, Mr. Gulett served as President and Chief Operating Officer of Virata Corporation, a leading supplier of DSL processors. Prior to that, Mr. Gulett was President and Chief Executive Officer at Paradigm Technology, a developer of fast static random access memory devices. Mr. Gulett has also held management positions at VLSI Technology, California Devices, Intel Corporation and NCR. Mr. Gulett holds a B.S.E.E. from the University of Dayton, where he has recently become a member of the Engineering Advisory Counsel.

        Paul G. Hansen has served as one of our directors since July 2004. Since April 2001, Mr. Hansen has worked as an independent consultant. Prior to that, Mr. Hansen served as Executive Vice President and Chief Financial Officer of TIBCO Software from July 1998 to April 2001. From 1984 to July 1998, Mr. Hansen held various positions at Adaptec, Inc. including Vice President, Finance, Chief Financial Officer and Assistant Secretary from 1988 to July 1998. Mr. Hansen received a B.S. degree in business from the State University of New York Fredonia.

        G. Venkatesh has served as one of our directors since November 2001. Mr. Venkatesh is the Managing Member of Texan Ventures, LLC, a venture capital and management consulting firm. From July 2003 through September 2004, he has served as Chairman and Interim Chief Executive Officer of Matisse Networks. From June 1999 to November 2001, Mr. Venkatesh served as Vice President of Switching Products at Broadcom Corp. Prior to that he was President and Chief Executive Officer of Maverick Networks, a company he founded in 1998 and which was acquired by Broadcom in 1999. Mr. Venkatesh received a degree in electronics from the Indian Institute of Technology (India) and a M.S.E.E. degree in electrical and computer engineering from the University of Massachusetts.

Board Meetings

        Our board of directors held 15 meetings in 2005. Each director is expected to attend each meeting of our board of directors and those committees on which he serves. During 2005, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of our board of directors on which such director served (held during the period that such director served). During 2005 certain matters were approved by our board of directors or a committee of our board of directors by unanimous written consent.

Board Committees

        Our board of directors currently has a standing audit committee, compensation committee, nominating and corporate governance committee, stock option committee and acquisition committee. The audit committee, compensation committee and nominating and corporate governance committee each has a written charter that has been approved by our board of directors or a committee thereof, copies of which can either be viewed at the investor relations section of our website at www.Ikanos.com or may be obtained upon request from the company. The audit committee, compensation committee, nominating and corporate governance committee, stock option committee and acquisition committee are described as follows:

        Audit Committee.    Our audit committee held four meetings in 2005. Our audit committee is responsible for the oversight of our accounting, reporting and financial control practices. Among other functions, the audit committee is responsible for:

  •
  overseeing and monitoring our accounting, financial reporting processes, audits and the integrity of our financial statements;

  •
  appointing and overseeing the work of our independent accountants and reviewing the adequacy of our system of overseeing the independent accountant's qualifications, independence and performance;

  •
  assisting the board of directors in the oversight and monitoring of our compliance with legal and regulatory requirements;

  •
  reviewing our internal accounting and financial controls; and

  •
  reviewing our audited financial statements and reports and discussing the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting polices and disagreement with management.

        The members of our audit committee are Messrs. Goguen, Gulett and Hansen. Mr. Hansen chairs the audit committee. Our board of directors has determined that each of the members of our audit committee is "independent," as defined under and required by the federal securities laws and the rules of the Nasdaq National Market, including Rule 10A-3(b)(i) under the Exchange Act. Our board of directors has determined that Mr. Hansen qualifies as an "audit committee financial expert" under the federal securities laws and has the "financial sophistication" required under the rules of the Nasdaq National Market. The charter of our audit committee may be found on our website at www.Ikanos.com and is attached hereto as Appendix A.

        Compensation Committee.    Our compensation committee held two meetings in 2005. Our compensation committee is primarily responsible for reviewing and approving the compensation, benefits, corporate goals and objectives of our chief executive officer and our other executive officers, evaluating the performance for our key executive officers, administering our employee benefit plans and making recommendations to our board of directors regarding these matters. Our compensation committee currently consists of Messrs. Faizullabhoy, Goguen and Gulett, each of whom is a non-management member of our board of directors. Mr. Gulett chairs the compensation committee. The charter of our compensation committee may be found on our website at www.Ikanos.com.

        Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee held one meeting in 2005. Our nominating and corporate governance committee identifies, evaluates and recommends nominees to our board of directors and its committees, conducts searches for appropriate directors, and evaluates the performance of our board of directors and of individual directors. The nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the board concerning corporate governance matters. The members of our nominating and corporate governance committee are Messrs. Faizullabhoy, Gulett and Hansen. Mr. Faizullabhoy chairs the nominating and corporate governance committee. The charter of our nominating and corporate governance committee may be found on our website at www.Ikanos.com.

        Stock Option Committee.    Pursuant to our 2004 Equity Incentive Plan, our board of directors delegated authority to Messrs. Vashist and Gulett to grant stock options and performance shares to employees, who are not executive officers, of up to a maximum of 20,833 shares per person per year.

        Acquisition Committee.    Our acquisition committee is primarily responsible for assisting management in reviewing and negotiating potential mergers, acquisitions, or dispositions of material assets or material portions of any business. Our acquisition committee currently consists of Mr. Venkatesh, who is a non-management member of our board of directors.

Director Compensation

        Prior to our initial public offering in September 2005, our directors did not receive any cash fees for their services on the board of directors, but were entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at board of directors and board committee meetings and our non-employee directors were eligible under our 1999 Stock Option Plan to receive stock options.

        Following our initial public offering in September 2005, our non-employee directors are entitled to receive $1,000 per meeting and are entitled to reimbursement of business, travel and other related expenses incurred in connection with their attendance at meetings of the board of directors and committee meetings. The chairs of our board of directors, our audit committee, our compensation committee and our nominating and corporate governance committee are each entitled to receive $1,500 per committee meeting attended.

        In addition, our 2004 Equity Incentive Plan provides for the automatic grant of options to our non-employee directors. Each new non-employee director appointed to the board of directors will receive an initial option to purchase 30,000 shares upon such appointment except for those directors who become non-employee directors by ceasing to be employee directors. The initial option grant vests as to 25% of the shares on the first anniversary of the date of grant and as to 1/48th of the shares each month thereafter, subject to the director continuing to serve as a director on each vesting date. In addition, non-employee directors who have been directors for at least six months receive a subsequent option to purchase 12,000 shares immediately following each annual meeting of our stockholders. The subsequent option grants shall vest as to 1/12th of the shares each month following the date of grant, subject to the director continuing to serve as a director on each vesting date.

        In January 2005, as consideration for his service as a member of the board of directors, Mr. Hansen received an option exercisable for 33,333 shares of our common stock at an exercise price per share of $3.84 that vests with respect to 1/48th of the shares upon the completion of each of the 48 months of continuous service after the vesting commencement date, with vesting commencing in January 2005.

        We have a consulting relationship with Texan Ventures, LLC that was first entered into on November 7, 2001. G. Venkatesh, who is also a member of our board of directors, is the Managing Member of Texan Ventures, LLC. Under the current consulting agreement, which was entered into on March 30, 2006, Texan Ventures, LLC is entitled to $3,000 per month and reimbursement for reasonable expenses. G. Venkatesh was also granted an option to purchase 13,333 shares that vested monthly over a period of 12 months commencing on November 7, 2001. We paid Texan Ventures, LLC, $57,000 in 2003, $36,000 in 2004 and $39,000 in 2005 for consulting services.

Vote Required

        Directors shall be elected by a plurality vote. The two Class I nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Board Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED SLATE OF CLASS I DIRECTORS.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        With authority granted by our board of directors, the audit committee has appointed PricewaterhouseCoopers LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2006, and our board of directors recommends that our stockholders vote "FOR" ratification of such appointment.

        PricewaterhouseCoopers LLP was originally appointed as our independent public accountants on December 4, 2001, when we retained the firm to perform the annual audit of our financial statements for the fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Fees

        The following table sets forth fees for services PricewaterhouseCoopers LLP provided during fiscal years 2005 and 2004:

	2005	2004
Audit fees(1)	$575,399.00	$793,500.00
Audit-related fees	$—	$—
Tax fees	$3,500.00	$42,040.00
All other fees	$—	$—

Total	$578,899.00	$835,540.00

(1)
Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings. The audit fees for 2005 represent the amount billed to our company as of the date of this proxy statement.

        The audit committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and has concluded that the independence of PricewaterhouseCoopers LLP is maintained and is not compromised by the services provided. In accordance with its charter, the audit committee approves in advance all audit and non-audit services to be provided by PricewaterhouseCoopers LLP. During fiscal year 2005, 100% of the services were pre-approved by the audit committee in accordance with this policy.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2006, for:

  •
  each person who we know beneficially owns more than 5% of our common stock;

  •
  each of our directors

  •
  each of our executive officers set forth in the Summary Compensation Table; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options held by such person that are exercisable within 60 calendar days of March 31, 2006, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 26,884,750 shares of common stock outstanding as of March 31, 2006.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Entities affiliated with Sequoia Capital(1)	3,050,024	11.6%
Entities affiliated with Walden International(2)	1,794,197	6.8
Entities affiliated with Greylock Partners(3)	1,500,317	5.7
Entities affiliated with Telesoft Partners(4)	1,424,269	5.4
Directors and Executive Officers:
Rajesh Vashist(5)	838,323	3.1
Derek Obata(6)	151,968	*
Yehoshua Rom(7)	124,655	*
Daniel K. Atler(8)	197,326	*
Rouben Toumani(9)	144,581	*
Anoop Khurana(10)	205,819	*
Danial Faizullabhoy(2)	—	—
Michael L. Goguen(1)	3,050,024	11.6
Michael Gulett(11)	170,000	*
Paul Hansen(12)	74,999	*
G. Venkatesh(13)	176,936	*
All directors and executive officers as a group (13 persons)	5,323,283	18.7

*
Represents beneficial ownership of less than 1% of our common stock.

(1)
Principal address is 3000 Sand Hill Road, Bldg. 4, Suite 280, Menlo Park, CA 94025. Number of shares includes (a) 26,782 shares held by Sequoia International Technology Partners VIII, (b) 139,740 shares held by Sequoia International Technology Partners VIII (Q), (c) 2,159,432 held by Sequoia Capital VIII, (d) 86,888 shares held by Sequoia Capital Franchise Partners, (e) 637,182 shares held by Sequoia Capital Franchise Fund. Michael L. Goguen, who is a member of our board of directors, is a Managing Member of SCFF Management, LLC, the general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. Mr. Goguen is a Managing Member of SC VIII Management, LLC, the general partner of Sequoia Capital VIII, Sequoia International Technology Partners VIII and Sequoia International Technology Partners

  VIII(Q). Mr. Goguen disclaims beneficial ownership of the listed shares except to the extent of his pecuniary interest therein. Mr. Goguen has the authority to vote shares held by the Sequoia entities.

(2)
Principal address is One California Street, 28th Floor, San Francisco, CA 94111. Number of shares includes (a) 197,163 shares held by Pacven Walden Ventures IV, L.P., (b) 1,991 shares held by Pacven Walden Ventures IV Associates Fund, L.P. (the funds described in clauses (a) and (b) to be referred to as the "Pacven IV Funds"), (c) 1,514,644 shares held by WIIG Communications Partners L.P. and (d) 80,399 shares held by WIIG Communications Partners Associates Fund, L.P. (the funds described in clauses (c) and (d) to be referred to as the "WIIG Communications Funds"). Danial Faizullabhoy, who is a member of our board of directors, was previously a Managing Director of Walden International, the sponsor of the Pacven IV Funds and the WIIG Communications Funds. Mr. Faizullabhoy remains a non-voting member of the sole limited partner of the general partner of the Pacven IV Funds and a non-voting shareholder of the sole non-voting member of the general partner of the WIIG Communications Funds and thus has a pecuniary interest in, though no voting or investment control over, some of these shares.

(3)
Principal address is 880 Winter Street, Waltham, MA 02451. Number of shares includes (a) 1,253,922 shares held by Greylock X Limited Partnership, (b) 96,384 shares held by Greylock X-A Limited Partnership, (c) 298 shares held by David B. Aronoff, (d) 6,750 shares held by Aneel Bhusri, (e) 9,750 shares held by Charles Chi and Renee van Dieen Community Property, (f) 26,254 shares held by Howard E. Cox, Jr., (g) 6,750 shares held by Charles M. Hazard, Jr., (h) 13,351 shares held by William W. Helman, (i) 13,351 shares held by William S. Kaiser, (j) 15,190 shares held by Mapache Investments L.P., (k) 6,320 shares held by McCance Family Limited Partnership, (l) 19,933 shares held by Henry F. McCance, (m) 5,062 shares held by David N. Strohm, (n) 6,750 shares held by David Sze and (o) 20,252 shares held by The Roger L. Evans Revocable Trust dated 12/16/99. Each person identified above disclaims beneficial ownership of aforementioned shares and shares held by Greylock X Limited Partnership and Greylock X-A Limited Partnership, except to the extent of his or her pecuniary interest therein.

(4)
Principal address is 950 Tower Lane, Suite 1600, Foster City, CA 94404. Number of shares includes (a) 336,747 shares held by Telesoft Partners IA, L.P., (b) 29,946 shares held by Telesoft Partners II, L.P., (c) 446,569 shares held by Telesoft Partners II QP. L.P., (d) 1,852 shares held by Telesoft NP Employee Fund, L.L.C., (e) 604,329 shares held by Telesoft Partners II SBIC, L.P. and (f) 4,376 shares held by Telesoft Strategic Side Fund I, LLC. Arjun Gupta is the President of TeleSoft IA-GP, Inc., which is the General Partner of TeleSoft Partners IA, L.P. Arjun Gupta is the President of TeleSoft II SBIC-GP, Inc., which is the General Partner of TeleSoft Partners II SBIC, L.P. Arjun Gupta is the Executive Manager of TeleSoft Management II, L.L.C. which is the General Partner of TeleSoft Partners II, L.P. and TeleSoft Partners II QP, L.P. Allan Howard and Tom Dennedy are the Managers of TeleSoft NP Employee Fund, L.L.C. Arjun Gupta is the Executive Manager of the Manager of TeleSoft Strategic Side Fund I, L.L.C. Messrs. Gupta, Howard and Dennedy disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in these entities. Mr. Gupta has voting and investment power with regard to the shares held by TeleSoft Partners IA, L.P., TeleSoft Partners II, L.P., TeleSoft Partners II QP, L.P., TeleSoft Partners II SBIC, L.P. and TeleSoft Strategic Side Fund I, L.L.C. Messrs. Howard and Dennedy share voting and investment power with regard to the shares held by TeleSoft NP Employee Fund, L.L.C.

(5)
Represents (a) 83,259 shares of common stock held by Mr. Vashist, (b) 4,166 shares held by Rajesh Vashist and Rohini Vashist, Trustees of Vashist Family Trust u/i dtd February 10, 2000, (c) 416 shares held by Rohini Vashist, Custodian for Mallika Vashist, a minor under CUTMA until age 21 and (d) options granted to Mr. Vashist to purchase 750,482 shares of common stock that are immediately exercisable, of which 173,130 shares underlying the options would remain subject to our repurchase right as of 60 days of March 31, 2006 upon termination of Mr. Vashist's employment.

(6)
Represents options granted to Mr. Obata to purchase 151,968 shares of common stock that are immediately exercisable, of which 123,574 shares underlying options would remain subject to our repurchase right as of 60 days of March 31, 2006 upon termination of Mr. Obata's employment.

(7)
Represents (a) 32,220 shares of common stock held by Mr. Rom, none of which are subject to our right of repurchase as of 60 days of March 31, 2006 and (b) options granted to Mr. Rom to purchase 92,435 shares of common stock that are immediately exercisable, of which 65,223 shares underlying the options would remain subject to our repurchase right as of 60 days of March 31, 2006 upon termination of Mr. Rom's employment.

(8)
Represents (a) 80,827 shares of common stock held by Mr. Atler, 14,083 shares of which are subject to our right of repurchase as of 60 days of March 31, 2006 and (b) options granted to Mr. Atler to purchase 116,499 shares of common stock that are immediately exercisable, of which 106,951 shares underlying the options would remain subject to our repurchase right as of 60 days of March 31, 2006 upon termination of Mr. Atler's employment.

(9)
Represents (a) 27,915 shares of common stock held by Mr. Toumani and (b) options granted to Mr. Toumani to purchase 116,666 shares of common stock that are immediately exercisable, of which 55,208 shares underlying the options would remain subject to our repurchase right as of 60 days of March 31, 2006 upon termination of Mr. Toumani's employment.

(10)
Represents (a) 205,819 shares of common stock held by Mr. Khurana, none of which are subject to our right of repurchase as of 60 days of March 31, 2006.

(11)
Represents options granted to Mr. Gulett to purchase 170,000 shares of common stock that are immediately exercisable, of which 53,125 shares underlying the options would remain subject to our repurchase right upon termination of Mr. Gulett's status as a member of the board of directors of Ikanos as of 60 days of March 31, 2006.

(12)
Represents options granted to Mr. Hansen to purchase 74,999 shares of our common stock that are immediately exercisable, of which 50,000 shares underlying the options would remain subject to our repurchase right upon termination of Mr. Hansen's status as a member of the board of directors of Ikanos as of 60 days of March 31, 2006.

(13)
Represents (a) 39,436 shares of common stock held by Venkatesh Family Living Trust, (b) 10,000 shares of common stock held by Texan Ventures LLC, of which Mr. Venkatesh is a Managing Member, and (c) options granted to Mr. Venkatesh to purchase 127,500 shares of common stock that are immediately exercisable, of which 31,875 shares underlying the options would remain subject to our repurchase right as of 60 days of March 31, 2006 upon termination of Mr. Venkatesh's status as a member of the board of directors of Ikanos.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 (a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file initial reports of ownership of our securities on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16 (a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met, except that Rouben Toumani filed one Form 4 reporting one transaction late.

Certain Relationships and Related Transactions

        Since January 1, 2001, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or entities affiliated with them, had or will have a material interest, other than as described above with respect to Share Ownership By Principal Stockholders And Management and in the transactions described below.

  Sale of Preferred Stock

        Since inception, we have issued and sold an aggregate of 15,235,082 shares of preferred stock in the following rounds of financing (excluding shares of preferred stock issued upon exercise of preferred stock warrants):

  •
  in May 1999, we sold 347,206 shares of series A preferred stock at a price of $3.60 per share;

  •
  in February 2000 and March 2000, we sold an aggregate of 678,823 shares of series B preferred stock at a price of $23.6712 per share;

  •
  in July 2001, September 2001, December 2001, February 2002 and July 2002, we sold an aggregate of 3,457,797 shares of series C preferred stock at a price of $10.3368 per share;

  •
  in January 2003 and February 2003, we sold an aggregate of 8,666,641 shares of series D preferred stock at a price of $3.8112 per share; and

  •
  in March 2004, April 2004 and May 2004, we sold an aggregate of 2,084,615 shares of series E preferred stock at a price of $7.7232 per share.

        In connection with our initial public offering, each share of series A, series B, series C, series D and series E preferred stock was converted into one share of common stock.

  Transactions with Directors, Executive Officers and 5% Stockholders

        The following table summarizes purchases of our preferred stock since inception by our directors, executive officers and holders of more than 5% of our common stock (excluding shares of preferred stock issued upon exercise of preferred stock warrants):

	Shares of Preferred Stock
	Series A	Series B	Series C	Series D	Series E
Entities affiliated with Sequoia Capital(1)	138,882	308,938	497,794	1,762,826	299,129
Entities affiliated with Greylock Partners	—	228,115	253,509	1,311,915	203,666
Entities affiliated with Walden International(2)	—	—	707,528	1,574,305	259,118
Entities affiliated with TeleSoft Partners	104,166	96,614	231,788	1,311,921	201,205
Ridgewood Ikanos, LLC	—	—	616,562	787,153	159,402
Venkatesh Family Living Trust(3)	—	—	24,185	31,664	—
Anoop Khurana	—	—	—	6,299	—
Rouben Toumani	—	—	—	833	—

(1)
Michael L. Goguen, who is a member of our board of directors, is a Managing Member of SCFF Management, LLC, the general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. Mr. Goguen is a Managing Member of SC VIII Management, LLC, the general partner of Sequoia Capital VIII, Sequoia International Technology Partners VIII and Sequoia International Technology Partners VIII(Q). Mr. Goguen has the authority to vote shares held by the Sequoia entities. Mr. Goguen disclaims beneficial ownership of all shares except to the extent of his individual pecuniary interest therein.

(2)
Danial Faizullabhoy, who is a member of our board of directors, was previously a Managing Director of Walden International.

(3)
G. Venkatesh, who is a member of our board of directors, is affiliated with the Venkatesh Family Living Trust.

        In July 2001, we issued warrants to purchase an aggregate of 96,742 shares of our series C preferred stock to the following directors, executive officers or holders of more than 5% of our common stock (all of which were exercised in July 2004):

Holders	Shares Subject to Warrants
Entities affiliated with Sequoia Capital(1)	45,528
Entities affiliated with Greylock Partners(2)	23,187
TeleSoft Partners	23,187

(1)
Number of shares includes a warrant exercisable for 42,274 shares of our series C preferred stock issued to Sequoia Capital VIII, a warrant exercisable for 523 shares of our series C preferred stock issued to Sequoia International Technology Partners VIII, and a warrant exercisable for 2,731 shares of our series C preferred stock issued to Sequoia International Technology Partners VIII(Q).

(2)
Greylock X GP Limited Partnership was issued a warrant in the name of Greylock Partners exercisable for 23,187 shares of our series C preferred stock. In July 2004, entities affiliated with Greylock Partners exercised their warrant on a cashless basis, resulting in the purchase of 3,206 shares of our series C preferred stock.

        In March 2001 and June 2001, we issued to various investors convertible Series C promissory notes that converted into an aggregate of approximately 256,605 shares of series C preferred stock to funds affiliated with Sequoia Capital, 130,388 shares of series C preferred stock to funds affiliated with Greylock Partners, 24,248 shares of series C preferred stock to funds affiliated with Walden International, 127,232 shares of series C preferred stock to funds affiliated with TeleSoft Partners and 24,261 shares of series C preferred stock to Ridgewood Ikanos, LLC. In December 2002, we issued to various investors convertible Series D promissory notes that converted into an aggregate of approximately 396,294 shares of series D preferred stock to funds affiliated with Sequoia Capital, 132,098 shares of series D preferred stock to funds affiliated with Greylock Partners and 66,049 shares of series D preferred stock to funds affiliated with Walden International.

        The affiliates purchased the securities described above at the same prices and on the same terms and conditions as the unaffiliated investors in the private financings.

        In February 2000, simultaneously with the closing of the purchase of series B preferred stock, TeleSoft Partners IA, L.P., and TeleSoft Strategic Side Fund I, L.L.C. purchased a total of 27,343 shares of common stock at a purchase price of $3.60 per share.

        In November 2001, we granted an option exercisable for 13,333 shares of our common stock with an exercise price of $1.08 per share as partial compensation pursuant to a consulting agreement to Texan Ventures, LLC. Mr. Venkatesh, who is a member of our board of directors, is a Managing Member of Texan Ventures, LLC. The consulting agreement with Texan Ventures, LLC is described in Proposal One—Election of Directors.

        In August 2003, we granted options to each of Messrs. Gulett and Venkatesh exercisable for 170,000 shares of our common stock with an exercise price of $0.48 per share as consideration for their service as members of our board of directors.

        In August 2004, we granted an option exercisable for 66,666 shares of our common stock with an exercise price of $4.80 per share to Mr. Hansen as consideration for his service as a member of our board of directors. In addition, in January 2005, we granted Mr. Hansen an additional option exercisable for 33,333 shares of our common stock with an exercise price of $3.84 per share.

  Consulting Agreement

        We have a consulting agreement with Texan Ventures, LLC. Mr. Venkatesh, who is also a member of our board of directors, is a managing member of Texan Ventures, LLC. The consulting agreement with Texan Ventures, LLC is described in "Proposal One—Election of Directors."

  Investor Rights Agreement and Registration Rights

        We have entered into an agreement with certain holders of our common stock, and certain holders of warrants to purchase our capital stock, including entities with which certain of our directors are affiliated, that provides for certain rights relating to the registration of their shares of common stock or shares of common stock issuable upon exercise of their warrants.

  Stock Option Grants

        For more information regarding the grant of stock options to directors and executive officers, please see "Executive Compensation" below.

        During the first quarter of 2005, we completed a stock option exchange program. The voluntary program allowed all of our U.S. employees, including our executive officers and all of our directors, to replace existing stock options with exercise prices greater than $3.84 per share for new options with the same terms, including vesting terms, as the replaced stock options, except that the exercise price for the new options was $3.84 per share and the term of the new options was seven years, instead of ten years for the replaced options. The following executive officers and director participated in the stock option exchange program, and returned stock options for the number of shares of common stock listed below for an equal number of new stock options, as follows:

Name and Position	Number of Shares Underlying Stock Options Exchanged	Exercise Price For Stock Options Returned	Exercise Price For New Stock Options
Daniel K. Atler Chief Financial Officer	16,666	$8.04	$3.84
Derek Obata Vice President of Worldwide Sales	16,666	$8.04	$3.84
Anoop Khurana Vice President of Engineering	33,333	$8.04	$3.84
Yehoshua Rom Vice President of Operations	25,000	$8.04	$3.84
Rouben Toumani Vice President of Systems Engineering	50,000	$8.04	$3.84
Paul Hansen Director	66,666	$4.80	$3.84

  Loans to Officer

        From September 2000 to December 2000, we provided two loans to Rouben Toumani, our Vice President of Systems Engineering, for the total principal amount of $88,000, at interest rates ranging from 5.87% to 6.20%. These loans matured on September 13, 2005 and December 10, 2005 and as of December 31, 2005, no balance was outstanding under these loans. These loans were provided in connection with the early exercise of stock options.

  Offer Letters

        On August 31, 2005, we entered into an employment agreement with Rajesh Vashist, our Chief Executive Officer. This agreement provides that Mr. Vashist will receive an annual base salary of $215,000. For fiscal year 2006, Mr. Vashist is also eligible to receive a bonus equal to 50% of his base salary, based on the achievement of performance goals established by the compensation committee of our board of directors. Any such bonus will be prorated for that portion of the year during which Mr. Vashist did not serve as our Chief Executive Officer. Mr. Vashist is also eligible to receive stock options or other forms of equity compensation. He is also entitled to participate in our standard employee benefit plans and to receive three weeks of vacation per year.

        Pursuant to his employment agreement, if Mr. Vashist's services are terminated without cause (as defined in the employment agreement), or he resigns for good reason (as defined in the employment agreement), he will continue to receive his base salary for six months following his termination, will receive a prorated target bonus payable over the six month period following his termination, will receive benefits under our benefit plans for one year and will receive acceleration of 50% of the unvested portion of any equity awards, including any stock options. He will also be entitled to exercise any vested stock options or similar equity awards for one year following such termination. If Mr. Vashist's services are terminated without cause, or he resigns for good reason, immediately prior to, in connection with, or within 12 months after we undergo a change of control, in lieu of receiving the severance benefits described above, he will be entitled to a lump sum payment in an amount equal to 100% of his then current annual salary and target bonus for the year of termination, and he will receive benefits under our benefit plans for one year. He would also be entitled to full acceleration of all of his outstanding equity awards, including his stock option grants, and would have one year following such termination to exercise any outstanding stock options or similar equity awards. Mr. Vashist would be required to execute and not revoke a separation agreement and release of claims and to refrain from specified competitive activities and refrain from soliciting our employees for alternative employment in order to continue receiving his severance benefits.

        On August 29, 2003, we entered into an offer letter with Daniel K. Atler, our Chief Financial Officer. The offer letter provides that Mr. Atler will receive an annual base salary and a quarterly performance bonus of up to 15% of his base annual salary if he meets the performance criteria set forth by our board of directors. Mr. Atler was also granted an option to purchase shares of common stock pursuant to his offer letter. If Mr. Atler is terminated without cause or is constructively terminated three months before or 12 months after a change in control, he will receive accelerated vesting on all of his options as well as 15 months of compensation and benefits. Pursuant to the terms of Mr. Atler's option agreement, following a change of control he will receive accelerated vesting on all of his options.

        On October 8, 2003, we entered into an offer letter with Derek Obata, who was promoted to the position of Vice President of Worldwide Sales in 2005. The offer letter provides that Mr. Obata will receive an annual base salary and a quarterly sales commission payment if he meets the performance criteria set forth in our sales commission plan. Mr. Obata was granted an option to purchase shares of common stock by our board of directors. The offer letter provides that upon our change of control, Mr. Obata shall be entitled to acceleration of vesting with respect to 25% of all of his unvested options outstanding at the time if his responsibilities are significantly changed or diminished, unless otherwise specified.

        We entered into an offer letter with Mr. Toumani, our Vice President of Systems Engineering on March 10, 2000. This offer letter provided that Mr. Toumani will receive an annual base salary. Mr. Toumani is also entitled to an annual bonus to be awarded at the discretion of the board of directors. On August 22, 2005, we entered into a Change of Control Agreement with Mr. Toumani. This agreement provides that if (1) Mr. Toumani resigns for good reason or is terminated without cause within 12 months following a change of control and (2) Mr. Toumani executes a release of claims with us, he shall receive accelerated vesting with respect to 25% of his unvested options outstanding at the time.

        On July 24, 2001, we entered into an offer letter with Yehoshua Rom, our Vice President of Operations. The offer letter provides that Mr. Rom will receive an annual base salary. Mr. Rom was granted an option to purchase shares of common stock by our board of directors. The offer letter provides that, if Mr. Rom's responsibilities are significantly changed or diminished (1) within one year of a change of control, Mr. Rom will be entitled to acceleration of vesting with respect to 50% of the option grant or (2) more than one year after a change of control, he will be entitled to acceleration of vesting with respect to 25% of the option grant.

Indemnification and Insurance

        We have entered into an indemnification agreement with each of our directors and executive officers and have purchased directors' and officers' liability insurance. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation earned by our Chief Executive Officer, each of our four other most highly compensated executive officers who were serving in such roles at the end of the last completed fiscal year, and whose total annual salary and bonus exceeded $100,000 and an additional individual who served as an executive officer during the last completed fiscal year, collectively referred to as the named executive officers, during the fiscal year ended December 31, 2005:

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)
Rajesh Vashist President and Chief Executive Officer	2005 2004	204,788 199,613	150,000 100,000	125,000 175,484	— —
Derek Obata(2) Vice President of Worldwide Sales	2005 2004	170,578 152,885	134,761 163,541	99,999 33,334	— —
Yehoshua Rom Vice President of Operations	2005 2004	166,718 165,000	26,800 34,750	54,166 33,332	— —
Daniel K. Atler Chief Financial Officer	2005 2004	179,242 178,365	46,000 36,251	58,333 16,667	— —
Rouben Toumani Vice President of Systems Engineering	2005 2004	180,937 176,601	28,100 55,450	116,666 50,000	— —
Anoop Khurana(3) Vice President of Engineering	2005 2004	178,818 173,269	18,800 36,250	75,000 58,333	— —

(1)
We generally pay bonuses in the year following the year in which they were earned. Bonus amounts in the table are reported for the year in which they were earned even if they were paid in the following year.

(2)
Derek Obata was promoted to Vice President of Worldwide Sales in 2005.

(3)
Anoop Khurana resigned in January 2006.

Option Grants in Last Fiscal Year

        The following table sets forth certain information concerning grants of stock options to each of our named executive officers during the fiscal year ended December 31, 2005. The percentage of total options set forth below is based on an aggregate of options granted to employees during the fiscal year ended December 31, 2005. All options were granted at the fair market value of our common stock, as determined by our board of directors, on the date of grant.

	Individual Grants
		% of Total Options Granted to Employees In Fiscal Year (%)(6)				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(2)
	Number of Securities Underlying Options Granted (#)
Name			Exercise Price Per Share ($)		Expiration Date
						5%	10%
Rajesh Vashist	125,000	6.20	10.20		07/19/15	1,109,458	2,434,555
Derek Obata	28,317 16,667 38,349 16,666	1.41 0.83 1.90 0.83	3.84 3.84 3.84 10.20	(1)	06/14/15 06/01/11 06/14/15 07/19/15	431,428 197,564 584,272 147,922	731,610 273,829 990,802 324,594
Yehoshua Rom	25,000 29,166	1.24 1.45	3.84 10.20	(1)	06/01/11 07/19/15	442,182 258,868	662,464 568,050
Daniel K. Atler	16,667 41,666	0.83 2.07	3.84 10.20	(1)	06/01/11 07/19/15	197,564 369,813	273,829 811,505
Rouben Toumani	50,000 25,000 41,666	2.48 1.24 2.07	3.84 10.20 10.20	(1)	06/01/11 07/19/15 08/26/15	592,680 221,892 369,813	821,470 486,911 811,505
Anoop Khurana(3)	33,334 41,666	1.65 2.07	3.84 10.20	(1)	06/01/11 07/19/15	548,396 502,305	754,944 1,017,637

(1)
Each of these grants was issued on March 1, 2005 pursuant to our stock option exchange program, in replacement of options granted in 2004 that had exercise prices of $8.04 per share.

(2)
Potential realizable value is based on the closing price of our common stock on December 30, 2005 (the last trading day prior to December 31, 2005) of $14.74 per share as reported on the Nasdaq National Market. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved if options are exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC, based on the closing price of our common stock on December 30, 2005 (the last trading day prior to December 31, 2005) of $14.74 per share as reported on the Nasdaq National Market and do not represent our estimate or projection of the future stock price.

(3)
The calculations of potential realizable value for Mr. Khurana are based on the original expiration dates of the options listed but, pursuant to the terms of the options, each of these options expired 90 days after Mr. Khurana's resignation on January 2, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        This table sets forth the number and value of our common stock underlying options held by each of the named executive officers as of December 31, 2005.

			Number of Securities Underlying Unexercised Options at December 31, 2005(1)(#)
					Value of Unexercised In-the- Money Options at December 31, 2005 ($)(2)
	Number of Shares Acquired on Exercise
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Rajesh Vashist	—	—	750,482	—	$9,421,874	—
Derek Obata	—	—	201,858	—	2,436,503	—
Yehoshua Rom	—	—	133,219	—	1,532,209	—
Daniel K. Atler	—	—	116,499	—	1,200,295	—
Rouben Toumani	20,833	169,997	152,915	—	1,362,853	—
Anoop Khurana	—	—	147,032	—	1,572,922	—

(1)
The value realized is calculated based on the fair value of the Company's common stock as determined by the Company's board of directors on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2)
Amounts are based on the closing price on December 30, 2005 (the last trading day prior to December 31, 2005) of $14.74 per share as reported on the Nasdaq National Market, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

Compensation Committee Interlocks and Insider Participation

        During 2005, the compensation committee was comprised of Messrs. Faizullabhoy, Goguen and Gulett, all of whom were non-employee directors. No interlocking relationship exists between any member of our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Equity Compensation Plan Information

        The following table provides information as of March 31, 2006 about our equity compensation plans under which shares of our common stock may be issued to employees, consultants or members of our board of directors:

	(a)	(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)(2)(3)	3,261,138	$3.90	(4)	1,235,350
Equity compensation plans not approved by security holders	—	—		—

Total	3,261,138

(1)
These plans include our 2004 Equity Incentive Plan and our 2004 Employee Stock Purchase Plan.

(2)
The number of shares reserved for issuance under our 2004 Equity Incentive Plan is subject to an automatic annual increase equal to the lesser of (i) 3,000,000 shares, (ii) 4.4% of our outstanding common stock on the first day of our fiscal year or (iii) a lesser number of shares determined by our board of directors.

(3)
The number of shares reserved for issuance under our 2004 Employee Stock Purchase Plan is subject to an automatic annual increase equal to the lesser of (i) 1,500,000 shares, (ii) 2.5% of our outstanding common stock on the first day of our fiscal year or (iii) a lesser number of shares determined by our board of directors.

(4)
Options to purchase 3,261,138 shares of common stock, at a weighted average exercise price of $4.43, are outstanding, and 12,000 restricted stock units, at a weighted average exercise price of $0.00, are outstanding.

        The following Report of the Compensation Committee, Report of Audit Committee and Stock Performance Graphs are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of ourprevious filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by the company under those statutes, the Report of the Compensation Committee, Report of Audit Committee and Stock Performance Graphs shall not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Overview and Philosophy

        The compensation committee administers Ikanos' executive compensation program. The role of the compensation committee is to review and approve salaries, bonuses, equity grants and other compensation of the executive officers. The compensation committee determines and administers the chief executive officer's salary, bonus, equity-related and all other compensation matters. The compensation committee reviews and approves other compensation policies and oversees Ikanos' stock plans, including reviewing and approving stock option and restricted stock unit grants to the executive officers. The compensation committee's charter reflects these various responsibilities. The compensation committee and the board of directors periodically review and revise the charter, which is available on the Ikanos website at www.Ikanos.com.

        The compensation committee is currently comprised of three non-employee, independent members of the board of directors, none of whom has any interlocking relationships as defined by the SEC. The compensation committee has available to it such external compensation advice and data as the compensation committee deems appropriate

        The primary components of Ikanos' executive compensation package are salary, bonus, commissions for sales executives and equity incentives. In addition, the compensation programs are designed to drive the short-term and long-term strategic goals and values of Ikanos and to reward contributions to its success. We set our compensation package to be competitive with the marketplace.

Executive Compensation

        The compensation committee's policy is to provide Ikanos' executive officers with compensation opportunities that are based upon performance and that are competitive in order to attract and retain highly skilled individuals. Each executive officer's compensation package for 2005 consisted of three elements: (i) a base salary, (ii) a potential cash bonus based upon the company's attainment of pre-established financial objectives and the chief executive officer's assessment of their individual performance, and (iii) eligibility for long-term, stock-based incentive awards designed to align and strengthen the mutuality of interests between our executive officers and our stockholders. Additionally, the compensation committee takes into account general business and economic conditions and current circumstances of our company.

  Salary

        The base salary of the chief executive officer is discussed later in this report. The base salaries of executive officers are, in general, established on the basis of skills, accomplishments, the scope of the job and prevailing market conditions. The salary for each executive officer is determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in technology-based companies of reasonably similar size. The compensation committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. Based on consideration of these factors, the compensation committee decided in June 2005 to approve increases to the base salaries of the executive officers. The base salary paid to each of the named executive officers in 2005 is set forth in the Summary Compensation Table appearing on page 23 of the proxy statement.

  Executive bonus plan

        For 2005, the compensation committee approved an executive bonus plan in which bonuses were to be awarded to executive officers based on achievement of company and individual performance goals as recommended by the Chief Executive Officer. The target company performance objectives were based on revenue amounts and gross margin levels for the year. Eligibility for the full target bonus for each executive officer was also based such officer's achievement of a specified personal performance goal relating to such officer's responsibilities. The purpose of the executive compensation plan is to motivate and reward the executives of the company to profitably grow the company and achieve corporate goals. In February 2006, the compensation committee determined that the company's performance for 2005 was above-target for each of the company's performance objectives and decided to award bonuses to each of the executive officers. The bonus awards were made in the sole discretion of the compensation committee and were based on information provided by management. All awards were paid in cash, and the bonus paid to each named executive officer for 2005 is set forth in the Summary Compensation Table.

  Executive sales commission plan

        In October 2005, the compensation committee ratified and approved the 2005 Sales Compensation Plan for Mr. Derek Obata, Ikanos' Vice President of Worldwide Sales. Pursuant to the Sales Compensation Plan, Mr. Obata was eligible to receive performance-based compensation on a quarterly and an annual basis based on the achievement of company and individual performance goals specified in the Sales Compensation Plan. The target company performance objectives were based on quarterly and annual revenue amounts and gross margin levels and the individual performance goals related to Mr. Obata's contributions with respect to certain non-financial measurements of Ikanos' growth and accomplishments. The purpose of the Sales Compensation Plan is to attract, retain and motivate the company's salespeople through clearly specified sales goals and a pay-for-performance philosophy. In February 2006, the compensation committee ratified the payments made to Mr. Obata pursuant to the Sales Compensation Plan in the first three quarters of 2005 and determined that, in the fourth quarter of 2005, both the company's performance and Mr. Obata's performance met the relevant performance objectives and decided to award a corresponding bonus to Mr. Obata. The bonus awards were ratified and approved in the sole discretion of the compensation committee and were based on information provided by management. All awards were paid in cash, and the aggregate amount of bonuses paid to Mr. Obata for 2005 is set forth in the Summary Compensation Table.

  Amended and restated 2004 equity incentive plan

        The compensation committee believes that the granting of stock options and restricted stock units is an important method of rewarding and motivating our employees by aligning employees' interests with those of our stockholders. The compensation committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. Ikanos' Amended and Restated 2004 Equity Incentive Plan utilizes a vesting schedule to encourage our executive officers to continue in the employ of our company and to encourage executive officers to maintain a long-term perspective. In determining the size of stock option and restricted stock unit grants, the compensation committee focuses on the executive officers' current and expected future value to our company. The compensation committee also considers the number of unvested options and restricted stock units held by the executive officer.

  Amended and restated 2004 employee stock purchase plan

        Ikanos also has a tax-qualified employee stock purchase plan, generally available to all employees including executive officers, which allows participants to acquire Ikanos stock at a discount price. This plan has a six-month look-back and allows participants to buy Ikanos stock at a 15% discount to the market price with up to 10% of their salary and incentives (subject to IRS limits), with the objective of allowing employees to profit when the value of Ikanos stock increases over time. Under applicable tax law, no plan participant may purchase more than $25,000 in market value (based on the market value of Ikanos stock on the last trading day prior to the beginning of the enrollment period for each subscription period) of Ikanos stock in any calendar year.

  Other benefits/perquisites

        Executive officers do not receive deferred compensation, retirement benefits or any other benefits other than those described above and eligibility to participate in the programs and on the same basis as all other employees.

Chief Executive Officer Compensation

        For 2005, Mr. Vashist's compensation was comprised of a base salary of $204,788 and a bonus if certain performance criteria were met, with the ability to overachieve these performance criteria. For 2005, Mr. Vashist's bonus was based on Ikanos' achievement of certain revenue and operating income targets as well as personal objectives. For 2005, based on objectives achieved, the bonus that was awarded to Mr. Vashist was $150,000. Mr. Vashist has not received any other special or additional compensation other than as described in the Summary Compensation Table.

        On July 19, 2005, the board of directors, at the recommendation of the compensation committee, granted Mr. Vashist an option to purchase 125,000 shares of our common stock at an exercise price of $10.20, the then current fair market value. The option is early exercisable and shall vest monthly in equal installments over a four year period commencing on June 1, 2005.

        On August 31, 2005, Ikanos entered into an employment agreement with Rajesh Vashist. The material terms of Mr. Vashist's employment agreement are described in the section of the proxy statement entitled "Other Information—Certain Relationships and Related Transactions—Offer Letters." This agreement provides that Mr. Vashist will receive an annual base salary of $215,000. For fiscal year 2006, Mr. Vashist is also eligible to receive a bonus based on the achievement of performance goals established by the compensation committee. Any such bonus will be prorated for that portion of the year during which Mr. Vashist did not serve as Ikanos' chief executive officer. Mr. Vashist is also eligible to receive stock options or other forms of equity compensation, is entitled to participate in the company's standard employee benefit plans and is entitled to receive three weeks of vacation per year, as per the Company's standard policy.

        For 2005, the compensation committee approved a CEO bonus plan in which a bonus was to be awarded to Mr. Vashist based on the achievement of company and individual performance goals as set by the compensation committee. The target company performance objectives were based on revenue amounts and gross margin levels for the year. Mr. Vashist's personal performance goals related to his responsibilities and leadership in the areas of Ikanos' initial public offering and the company's efforts with respect to product development, market share and design wins. The purpose of the CEO bonus plan is to motivate and reward the chief executive officer to profitably grow the company and achieve corporate goals. In February 2006, the compensation committee determined that each of the CEO bonus plan's company and personal performance goals for 2005 were met or exceeded and decided to award a bonus to Mr. Vashist in the amount as set forth in the Summary Compensation Table. The bonus award was made in the sole discretion of the compensation committee, was based on information provided by management, and was paid in cash.

Compliance with Section 162(m) of the Internal Revenue Code

        The philosophy of the compensation committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the business strategies, objectives and initiatives of Ikanos. For incentive-based compensation, the compensation committee considers the desirability to qualify for deductibility by Ikanos under Section 162(m) of the Internal Revenue Code, as amended. Section 162(m) provides that non-performance-based compensation in excess of $1 million paid to certain executive officers is not deductible by Ikanos for tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible. As the compensation committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the compensation committee reaches its decisions with a view towards Ikanos' overall financial performance. Non-performance based compensation for Ikanos' executive officers for 2005 did not exceed the $1 million limit per officer. As the company is still within the reliance period set forth in the regulations promulgated under Section 162(m), any grants made from Ikanos' Amended and Restated 2004 Equity Incentive Plan are considered to be performance based compensation.

        It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of Ikanos' stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short term and the long term.

Compensation Committee

Michael Gulett, Chairman
Danial Faizullabhoy
Michael Goguen

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

        The audit committee of our board of directors serves as the representative of our board of directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of our fiscal year 2005 audited financial statements to generally accepted accounting principles. In this context, the audit committee hereby reports as follows:

        1.     The audit committee has reviewed and discussed the audited financial statements with our management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the audit committee asked a number of follow-up questions of management and our independent accountants to help give the audit committee comfort in connection with its review.

        2.     The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as modified or supplemented.

        3.     The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with them their independence.

        4.     Based on the review and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

        Our board of directors has adopted a written charter for the audit committee, a copy of which can be viewed at the investor relations section of our website at www.Ikanos.com and is attached hereto as Appendix A. Each of the members of the audit committee is independent as defined under the listing standards of the National Association of Securities Dealers.

Audit Committee

Paul Hansen, Chairman
Michael Goguen
Michael Gulett

STOCK PRICE PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total stockholder return, calculated as of the end of each month on a dividend-reinvested basis, for Ikanos Communications, the Nasdaq Stock Market (U.S.) Index, and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in Ikanos Communications common stock, the Nasdaq Stock Market (U.S.) Index and the Philadelphia Semiconductor Index from the date of Ikanos Communications initial public offering on September 22, 2005 through December 31, 2005. Note that historic stock price performance is not necessarily indicative of future stock price performance.

	21-Sept-05	30-Sept-05	31-Oct-05	30-Nov-05	30-Dec-05
Ikanos Communications	$100.00	$102.42	$131.33	$116.75	$122.83
Philadelphia Semiconductor Index	$100.00	$103.98	$94.65	$105.37	$104.90
Nasdaq Stock Market (U.S.)	$100.00	$101.96	$100.65	$106.14	$104.64

OTHER MATTERS

        As of the date hereof, our board of directors is not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as our board of directors recommends or as they otherwise deem advisable.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

        Stockholders with shares registered in their own names may not vote those shares telephonically or via the Internet.

For Shares Registered in the Name of a Broker or a Bank

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting website (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

        Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

THE BOARD OF DIRECTORS
Fremont, California May 1, 2006

Appendix A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
IKANOS COMMUNICATIONS, INC.
(Effective as of August 3, 2004)

PURPOSE:

        The purpose of the Audit Committee of the Board of Directors of Ikanos Communications, Inc. (the "Company") shall be to:

  •
  Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

  •
  Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

  •
  Prepare the Audit Committee report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

  •
  Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

  •
  Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

        In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe, or as may be required by law from time to time.

        The Board and management shall ensure that the Audit Committee has adequate funding and other resources and authority to discharge its responsibilities as determined by the Audit Committee.

MEMBERSHIP:

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors, all of whom in the judgment of the Board of Directors shall be independent in accordance with the listing standards of the Nasdaq Stock Market, except as otherwise permitted by the rules of the Nasdaq Stock Market. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's financial statements. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the SEC and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with the listing standards of the Nasdaq Stock Market. In addition, Audit Committee members will satisfy any additional requirements mandated by rules and regulations of the SEC or the listing standards of the Nasdaq Stock Market. The Audit Committee will review its membership annually for compliance with the above requirements.

RESPONSIBILITIES:

        The responsibilities of the Audit Committee shall include:

  •
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

  •
  Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

  •
  Pre-approving all audit services provided to the Company by the independent auditors; in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permitted under applicable SEC rules or applicable laws, with the independent auditors;

  •
  Pre-approving non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard the Audit Committee shall have the authority to appoint a subcommittee of one or more members of the Audit Committee and/or to pre-approve non-audit services by establishing detailed pre-approval policies as to the particular service, provided that the Audit Committee is informed of each service pre-approved (no less frequently than at each meeting of the Audit Committee) and that no pre-approval shall be delegated to management of the Company except as permitted by applicable law and regulation. In considering whether to pre-approve any non-audit services, the Audit Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the Company's independent auditors;

  •
  Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence, and to the extent there are relationships, monitoring and investigating them, including actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and presenting such information to the Board of Directors; (iii) receiving and reviewing a report by the independent auditors describing any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities and any steps taken to deal with any such issues; (iv) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented ("SAS 61"); and (v) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

  •
  Recommending to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence;

  •
  Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

  •
  Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  •
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  •
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  •
  Reviewing and discussing with management and the Company's independent auditors the preparation and content of any officer certifications required by the SOA or the SEC to be filed with the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K or any other periodic report;

  •
  Discussing with management and internal audit representatives the activities, organizational structure and qualifications of the Company's internal audit function;

  •
  Reviewing any reports by management or internal auditors regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls and reviewing before release the disclosure regarding the Company's system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

  •
  Overseeing compliance with legal requirements for disclosure of auditor's services and Audit Committee members, member qualifications and activities;

  •
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  •
  Providing oversight and review at least annually of the Company's risk management policies, including its investment policies;

  •
  If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

  •
  As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

  •
  Reviewing and approving in advance any proposed related party transactions, including, without limitation, approving all transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404;

  •
  Reviewing its own charter, structure, processes and membership requirements on an annual basis;

  •
  Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

  •
  Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

        The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

        The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

        In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter, and otherwise make regular reports to the Board of Directors.

COMPENSATION:

        Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

        Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

        The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

ANNUAL MEETING OF STOCKHOLDERS OF

IKANOS COMMUNICATIONS, INC.

June 13, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ☐ ☐ ☐	Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: o Michael Goguen o G. Venkatesh	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE-WATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •	THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS AND "FOR" THE RATIFICATION OF OUR INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

TO INCLUDE ANY COMMENTS, USE THE COMMENT BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐	MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING	☐
Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IKANOS COMMUNICATIONS, INC.
2006 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
IKANOS COMMUNICATIONS, INC.

        The undersigned stockholder of Ikanos Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2006, and hereby appoints Rajesh Vashist and Daniel K. Atler, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 annual meeting of stockholders of Ikanos Communications, Inc. to be held on Tuesday, June 13, 2006, at 1:30 p.m., Pacific Time, at 47669 Fremont Boulevard, Fremont, California 94538, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

(Continued and to be signed on the other side.)

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INFORMATION CONCERNING SOLICITATION AND VOTING
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DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
CORPORATE GOVERNANCE AND OTHER MATTERS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
OTHER INFORMATION
  Section 16(a) Beneficial Ownership Reporting Compliance
  Certain Relationships and Related Transactions
EXECUTIVE COMPENSATION
  Summary Compensation Table
  Option Grants in Last Fiscal Year
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
  Equity Compensation Plan Information
REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
STOCK PRICE PERFORMANCE GRAPH
OTHER MATTERS
VOTING VIA THE INTERNET OR BY TELEPHONE
  Appendix A